Exhibit 99.1

Liberty Announces When-Issued Trading, Ex-Dividend Date and Trading Tier Information for Spin-Off of CommerceHub

ENGLEWOOD, Colo.— Liberty Interactive Corporation (“Liberty”) (Nasdaq: QVCA, QVCB, LVNTA, LVNTB), announced today that, in connection with its upcoming spin-off (the “Spin-Off”) of its subsidiary CommerceHub, Inc. (“CH Parent”), it has been advised by Nasdaq that shares of CH Parent’s Series A and Series C common stock will trade on a when-issued basis on the Nasdaq Global Market under the symbols “CHIAV” and “CHIKV”, respectively, on July 22, 2016. In addition, Liberty expects CH Parent’s Series B common stock to be quoted on a when-issued basis on the OTC Markets under a to-be-determined symbol on July 22, 2016.

Liberty currently expects that the Spin-Off will be effected through the distribution, by means of a dividend, of CH Parent common stock at 5:00 p.m., New York City time, on July 22, 2016 to holders of Liberty Ventures common stock (the “Distribution”). The record date for the Distribution was 5:00 p.m., New York City time, on July 8, 2016. However, because Nasdaq has established July 25, 2016 as the ex-dividend date of the Distribution, and as a result of related “due bill” trading procedures, persons acquiring shares of Liberty Ventures common stock in the market through July 22, 2016 will still receive shares of CH Parent common stock in the Distribution.

Liberty expects that the CH Parent Series A and Series C common stock will begin trading in the regular way on the Nasdaq Global Market under the symbols “CHUBA” and “CHUBK,” respectively, and that CH Parent’s Series B common stock will begin quotation in the regular way on the OTC Markets under the symbol “CHUBB”, in each case,  beginning on July 25, 2016. Although it had previously been expected that CH Parent’s Series A and Series C common stock would be listed on the “Global Select” tier of Nasdaq, the companies were recently informed that these series of common stock would instead be listed on the “Global” tier. The completion of the Spin-Off remains subject to the satisfaction or waiver, as applicable, of certain conditions.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the completion of the Spin-Off and trading and quotation information relating to CH Parent common stock. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, Liberty’s ability to satisfy the conditions to the Spin-Off. These forward-looking statements speak only as of the date of this press release, and Liberty expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty, including the most recent Forms 10-K and 10-Q, for additional information about Liberty and about the risks and uncertainties related to Liberty’s business which may affect the statements made in this press release.

About Liberty Interactive Corporation

Liberty Interactive Corporation operates and owns interests in a broad range of digital commerce businesses. Those businesses are currently attributed to two tracking stock groups: the QVC Group and the Liberty Ventures Group. The businesses and assets attributed to the QVC Group (Nasdaq: QVCA, QVCB) consist of Liberty Interactive Corporation’s subsidiaries, QVC, Inc. and zulily, llc, and its interest in HSN, Inc., and the businesses and assets attributed to the Liberty Ventures Group (Nasdaq: LVNTA, LVNTB) consist of all of Liberty Interactive Corporation’s businesses and assets other than those attributed to the QVC Group, including its interest in Expedia, Liberty Broadband Corporation and FTD, its subsidiaries Bodybuilding.com, CommerceHub and Evite, and minority interests in Interval Leisure Group, Time Warner, Lending Tree and Charter Communications, Inc.

Liberty Interactive Corporation
Courtnee Chun, 720-875-5420